NEWS RELEASE

Contact:
Thomas Gunning
Chief Financial Officer
Covista Communications, Inc.
Tel: (973) 812-1100
Fax: (973) 237-6414
Email: tgunning@covistacom.com



                             FOR IMMEDIATE RELEASE

                      COVISTA COMPLETES ACQUISITION OF CAPSULE

LITTLE FALLS, NEW JERSEY, FEBRUARY 8, 2002   COVISTA COMMUNICATIONS, INC.
("Covista") (NASDAQ: CVST) announced today that it has completed its acquisition of CAPSULE COMMUNICATIONS, INC. ("Capsule") (OTCBB: CAPS.OB). Covista previously announced a definitive agreement to acquire Capsule on July 17, 2001.

Under the terms of the Merger Agreement approved by the boards of directors and stockholders of both Capsule and Covista, the stockholders of Capsule other than its controlling stockholder will receive 0.0917 shares of Covista common stock for each share of Capsule common stock, and Henry G. Luken, III ("Luken"), the controlling stockholder of Capsule, will receive 0.0688 shares of Covista common stock for each share of Capsule common stock. Based on the closing price of $6.38 for Covista's common stock on February 7, 2002, the transaction has a value of approximately $11,000,000.

A. John Leach, Jr., Covista's President and Chief Executive Officer, said, "We are delighted to be able finally to conclude this acquisition, which has been in process for a significant portion of the last year. The task of integrating our businesses begins immediately, and we look forward to capitalizing upon our synergies to reduce unnecessary overhead and to lead the combined Companies to profitability.

David B. Hurwitz, President and Chief Executive Officer of Capsule, added, "This merger represents a significant opportunity to boost the Capsule business to the next level. We are pleased to become part of the Covista organization and to have access to Covista's facilities, resources and management expertise. Mr. Leach concluded, "The acquisition of Capsule represents an important step toward our objective of being a major national provider of long distance services. We believe that each of our respective businesses will be strengthened by a this combination which creates an entity greater than the sum of its parts."

About Covista:

Covista is a facilities-based long distance telecommunications, Internet and data services provider with a substantial customer base in the commercial, wholesale and residential market segments. Its products and services include a broad range of voice, data and Internet solutions, including long distance and toll-free services, calling card, frame relay, Internet access, VPN, directory assistance and teleconferencing services. The wholesale division provides domestic and international termination services to carriers worldwide at competitive rates. Covista currently owns and operates switches in New York City, Newark, New Jersey, Philadelphia and Dallas, and previously has
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announced plans to expand to additional switch sites in Las Vegas, Chicagoand
Chattanooga, Tennessee. Covista previously announced that it has acquired access to nation-wide telecommunications network facilities comprising 2,822,400,000 DS-0 channel miles of additional capacity. Covista operates a Network Operations Center in Little Falls, New Jersey to monitor its switched network and call center and data processing facilities in Chattanooga to coordinate its various services. For information on becoming a Covista customer, please telephone (888) 426-8478 or visit the Company's website at www.covista.com.

INFORMATION RELATING TO FORWARD-LOOKING STATEMENTS:

THIS PRESS RELEASE CONTAINS HISTORICAL AND FORWARD-LOOKING STATEMENTS MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION ACT OF 1995. INVESTORS ARE CAUTIONED THAT FORWARD-LOOKING STATEMENTS SUCH AS STATEMENTS OF THE COMPANY'S PLANS, OBJECTIVES, EXPECTATIONS AND INTENTIONS INVOLVE RISKS AND UNCERTAINTIES. THE CAUTIONARY STATEMENTS MADE IN THIS RELEASE SHOULD BE READ AS BEING APPLICABLE TO ALL RELATED STATEMENTS WHEREVER THEY APPEAR. STATEMENTS CONTAINING TERMS SUCH AS "BELIEVES," "EXPECTS," "PLANS," "PROJECTS," "INTENDS," "ESTIMATES," "ANTICIPATES," OR SIMILAR TERMS, ARE CONSIDERED TO CONTAIN UNCERTAINTY AND ARE FORWARD-LOOKING STATEMENTS. THE ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE DISCUSSED. FACTORS THAT COULD CONTRIBUTE TO SUCH DIFFERENCES INCLUDE: CHANGES IN MARKET CONDITIONS AND INCREASED COMPETITION FROM OTHER TELECOMMUNICATIONS AND INTERNET SERVICE PROVIDERS; GOVERNMENT REGULATIONS; THE VOLATILE AND COMPETITIVE ENVIRONMENT FOR INTERNET TELEPHONY; ADVANCES IN COMPETITIVE PRODUCTS OR TECHNOLOGIES THAT COULD REDUCE DEMAND FOR SERVICES; AVAILABILITY OF TRANSMISSION FACILITIES; MANAGEMENT OF RAPID GROWTH; CUSTOMER CONCENTRATION AND ATTRITION; THE ABILITY TO SUCCESSFULLY INTEGRATE ACQUIRED COMPANIES; THE ABILITY TO SUCCESSFULLY DEVELOP AND BRING NEW SERVICES TO MARKET; AND OTHER RISKS DISCUSSED IN THE COMPANY'S SEC FILINGS, INCLUDING FORM 10-K AND FORM 10-Q, WHICH CAN BE ACCESSED AT THE SEC WEB SITE AT WWW.SEC.GOV.

READERS OF THIS RELEASE SHOULD UNDERSTAND THAT IT IS NOT POSSIBLE TO PREDICT OR IDENTIFY ALL SUCH RISK FACTORS. CONSEQUENTLY, THIS LIST SHOULD NOT BE CONSIDERED A COMPLETE STATEMENT OF ALL POTENTIAL RISKS OR UNCERTAINTIES. COVISTA DOES NOT ASSUME THE OBLIGATION TO UPDATE ANY FORWARD-LOOKING STATEMENT, EXCEPT AS IS REQUIRED BY APPLICABLE LAW.

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